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                                                                    EXHIBIT 99.1

News Release

Media Contacts:                                      Investor Relations:
Secret F. Wherrett                                   Tania C. Almond
Digex                                                Digex
240.456.3556                                         240.456.3800
secret.wherrett@digex.com                            tania.almond@digex.com


Digex Reports Third Quarter 2002 Results
Achieves Financial Milestone of Positive EBITDA; Continues Focus on Financial Independence


LAUREL, Md., November 12, 2002 - Digex, Incorporated (Nasdaq: DIGX), a leading provider of managed Web and application hosting services, today announced its third quarter results for the period ended September 30, 2002. Revenue totaled $43.2 million for the quarter (which excludes approximately $3.6 million of pre-petition invoiced revenue from the WorldCom re-seller channel from July), compared with $48.7 million in 2Q02 and $52.3 million a year ago. Managed servers totaled 3,758 with average monthly revenue per server of $4,022. EBITDA* totaled $4.5 million in the quarter while net loss available to common stockholders totaled $37.7 million, or $0.58 per share.

"We are pleased with our progress toward financial independence as reflected in this quarter's results," said George Kerns, president and CEO of Digex. "Despite the $3.6 million in billings for the first three weeks of July that we were unable to recognize this quarter as a result of WorldCom's bankruptcy petition, we posted improving gross margins, positive EBITDA* and improving net losses."

New customers added this quarter include: American Management Association, BestQuote, Castrol Heavy Duty Lubricants, CLEARCUBE Co.,Ltd., Fort Knox National Company, Global Reports, HIT Entertainment, International Fellowships Fund, International Institute for Learning, Inc., National Kidney Foundation, Photonica, The Mechanics Bank, University of Southern California Institute for Creative Technology and Weyerhaeuser Company. A number of customers also upgraded or renewed their services including: American Eagle Systems, American Homeowners Association, Edmunds.com, Elogex, National Association of Home Builders, Readers Digest and Slimo Fast Foods Company.

"We ended the quarter with $16.0 million cash and equivalents on hand, up from $4.8 million last quarter. Our cash borrowings this quarter totaled $15.0 million, which increased from $9 million last quarter due to the pre-petition receivables that WorldCom owes Digex" said Scott Zimmerman, chief financial officer of Digex. "Had WorldCom been in a position to pay those re-seller receivables Digex would not have required any borrowings in the quarter."

Financial highlights for Digex include:
     . Capital investments for the quarter totaled $5.2 million, down about 85% from the year-ago level
     . Quota-carrying salespeople totaled 52 for the quarter compared with 114 last quarter and 157 in the year-ago period
     . Total employees ending September 30, 2002 was 818, compared with 1,182 last quarter and 1,404 in the year-ago period

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                                  3Q02      2Q02      1Q02      4Q01     3Q01

Revenue Mix by customer type:
     Enterprise                     83%       80%       81%       78%      75%
     Non-Enterprise                 17%       20%       19%       22%      25%

Customer Data:
     Gross Adds                     48       119        56        80       82
     Normalized Gross Adds*                   61       114
     Customers (Net)               653       689       599       601      601
     Avg. Annualized Rev/Cust   $272,000  $299,000  $325,000  $324,000  $319,000

     * Normalized Gross Adds reflect what the gross adds would have been less the timing effects from a system conversion
     Note: for peer comparison this Customer Data is based on quarterly billing not sales bookings

Churn (Revenue)                    5.9%      4.3%      4.9%      4.6%     4.3%

Additional quarterly highlights for Digex include:

..    Improved the structure, efficiency and quality of the Digex team through workforce and management changes - This quarter Digex announced a rightsizing effort to realign proportionate staffing ratios with current revenue streams and client base. Digex also announced several executive appointments and the forming of a new organization to spearhead the development and management of solutions and services, a key step in executing a solutions-based market approach. In September, Digex announced the appoints of three independent board members, Howard Frank, Max Hopper and Paul Kozlowski, who bring years of leadership, technology and business expertise to the management of Digex.

..    Enhanced Interactive Client Portal with ClientCentral 3.0 - Initially launched in late 2000, the award-winning ClientCentral is an innovative, interactive, self-service customer portal that delivers the tools and technologies enterprises need to rapidly deploy and view Internet operations around-the-clock. ClientCentral is built around an XML framework, which allows Digex clients to "plug in" to Digex, permitting real-time interaction with the data in Digex's monitoring, server performance management, billing and trouble ticketing systems. The interface offers a variety of convenient online options for customers, including, service administration, case management, online billing, user administration, and a reference for Digex products and services. The standard ClientCentral portal is available to Digex customers at no additional cost.

..    Demonstrated its commitment to bringing well-engineered platforms to the development of client solutions by successfully certifying every Digex Solution Consultant in either Microsoft Certified Systems Engineer (MSCE) or Solaris Certified Systems Administrator. Digex Solution Consultants advise clients on their IT solutions and corresponding technical architectures during the proposal process. Digex has consistently placed a great deal of emphasis in training customer support and service delivery teams, and have the opportunity to extend the same "economies of knowledge" in a pre-sales client engagement. In this way, clients are assured of the right IT solution prior to signing on with Digex.

..    Received CIO-100 Award for Technology and Process Integration from IDG's
     CIO magazine - Digex won the award based on its successful implementation of CRM, sourcing, supply chain, and knowledge management initiatives targeted at revamping internal and client facing processes. By completing these company wide projects and integrating them with the industry-leading ClientCentral customer portal, Digex is able to achieve higher levels of customer and employee satisfaction and better operating margins. In addition, these improvements allow Digex to more efficiently deliver services for fault isolation and problem avoidance.

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..    Implemented a backup network provider - Digex's infrastructure, including global networking, is designed for high availability. As part of this commitment, Digex has selected and implemented a secondary Internet service network provider, Level 3 Communications, Inc., for fail over connectivity for all U.S. data centers. Digex will continue to utilize WorldCom's facilities-based UUNET global IP network as its primary network provider.

..    Achieved the British Standard 7799 Security Certification - This seal of approval from the British Standards Institution. The BS 7799 certification encompasses physical and logical aspects of IT security, to provide Digex customers with robust security methodologies and protection. To receive this certification, Digex had to undergo rigorous evaluations in ten key areas. This certificate is inclusive of Digex's security policies, the security of the organization, asset classification and personnel security, physical and environmental security, systems and network security, access controls, systems development and maintenance, business continuity planning and compliance, escalation processes and procedures.

Digex expects to continue recognizing revenue from WorldCom only upon collection, which could have a material impact on future, reported revenue. As of June 30, 2002 pre-petition receivables totaled $17.7 million with an additional $3.6 million invoiced for the period July 1 through July 21, 2002.

Quarterly Results Review

Digex will broadcast management's review of the quarter's results on Tuesday, November 12th at 11:00 a.m. EST to review its third quarter results. Participation will be listen-only mode. A live audio webcast of this call will be available at http://www.e-meetings.wcom.com. Click on "Join Event - Audio Streaming." The webcast conference ID is: 8624384 and passcode: "DIGEX." Enter your participant information, check the box to accept the terms and conditions, and then select "Proceed" to be joined to the call.

A replay of the audio webcast will be available for approximately 30 days by going to http://www.e-meetings.wcom.com and following the directions listed above. An archive of the call will also be available at http://www.digex.com/investors.htm.

Forward Looking Statements

Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission. Access to Digex's filings with the SEC is available at http://www.digex.com/investors/finance_report.asp.

About Digex

Digex is a leading provider of managed Web and application hosting services. Digex customers, from mainstream enterprise corporations to Internet-based businesses, leverage Digex's services to deploy secure, scaleable, high performance e-Enablement, Commerce and Enterprise IT business solutions. Additional information on Digex is available at www.digex.com.

* EBITDA before certain charges consists of earnings (loss) before interest expense, interest income and other, merger-related expenses, foreign exchange gains (losses), income tax benefit, deferred compensation, impairment loss, and depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA before certain charges is not a term defined by

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generally accepted accounting principles and as a result our measure of EBITDA before certain charges might not be comparable to similarly titled measures used by other companies. However, we believe that EBITDA before certain charges is relevant and useful information which is often reported and widely used by analysts, investors and other interested parties in the Web and application hosting industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. See the unaudited consolidated financial statements and notes thereto contained in Digex's Form 10-Q filed with the SEC on August 14, 2002 for more detail.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.

                               DIGEX, INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        Unaudited (Amounts in thousands, except share and per share data)

                                    Three Months Ended                 Nine Months Ended
                                       September 30,                     September 30,
                                   2002             2001             2002            2001
    Revenue:
      Revenue                 $    30,721       $   $43,130      $   104,068      $   144,869
      Revenue from WorldCom        12,431             9,194           39,534           14,298
    Total revenue                  43,152            52,324          143,602          159,167

    Costs and expenses:
      Cost of operations            2,988             2,710           10,716           12,241
      Cost of services             19,465            28,792           67,543           79,792
      Selling, general and
       administrative              15,459            31,048           64,330           97,335
      Provision for doubtful
       accounts                       740             4,916            2,745           12,415
      Provision for doubtful
       accounts for WorldCom            -                 -           18,578                -
      Deferred compensation         2,610               683            3,603            2,489
      Impairment loss                   -                 -           56,990                -
      Depreciation and
       amortization                36,899            34,139          119,206           96,029
    Total costs and expenses       78,161           102,288          343,711          300,301

    Loss from operations          (35,009)          (49,964)        (200,109)        (141,134)
    Other income (expense):
      Interest expense             (2,279)           (1,670)          (6,414)          (3,115)
      Interest income and
       other                          138               457              434            1,530

    Net loss                      (37,150)          (51,177)        (206,089)        (142,719)
    Accretion of preferred
     stock discount                  (504)           (1,006)          (2,013)          (3,019)

    Net loss available to
     common stockholders      $   (37,654)      $   (52,183)     $  (208,102)     $  (145,738)

    Net loss per common share
     - basic and diluted      $     (0.58)      $     (0.81)     $     (3.22)     $     (2.28)

    Shares used in computing
     basic and diluted net
     loss per share            64,869,461        64,138,466       64,628,474       64,055,814

    EBITDA (1)                $     4,500       $   (15,142)     $  $(20,310)     $   (42,616)

    (1) EBITDA before certain charges consists of earnings (loss) before interest expense, interest income and other, merger-related expenses, foreign exchange gains (losses), income tax benefit, deferred compensation, impairment loss, and depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the

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        Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

                               DIGEX, INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)

                                               September 30,      December 31,
                                                   2002               2001
                                                (unaudited)
                   ASSETS
    Current assets:
       Cash and cash equivalents                  $ 16,049           $ 12,096
       Restricted investments                        3,136              3,197
       Accounts receivable, net of
        allowance of $3,571 in 2002 and
        $4,806 in 2001                              13,616             25,159
       Due from WorldCom, net of
        allowance of $18,578 in 2002 and
        $0 in 2001                                       -             15,179
       Deferred costs                                5,928              7,302
       Prepaid expenses and other
        current assets                               6,313              7,579
            Total current assets                    45,042             70,512
    Property and equipment, net                    187,716            327,701
    Goodwill, net                                   11,880             11,880
    Intangible assets, net                           4,631              7,351
    Notes receivable from employees, net             6,036              6,825
    Other assets                                     2,832              3,089
            Total assets                          $258,137           $427,358

        LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
       Accounts payable and accrued expenses       $38,003            $43,491
       Due to WorldCom                               5,115              4,475
       Current portion of deferred liabilities       6,124              7,572
       Current portion of notes payable                208                 56
       Current portion of notes payable
        to Intermedia                               19,163                  -
       Current portion of capital lease
        obligations                                  5,921              5,675
            Total current liabilities               74,534             61,269
    Deferred liabilities                             3,779              4,257
    Notes payable                                    3,314              3,208
    Notes payable to Intermedia                    108,037             90,000
    Capital lease obligations                       25,735             29,477
            Total liabilities                      215,399            188,211

    Commitments and contingencies

    Redeemable preferred stock, $.01 par
     value; 5,000,000 shares authorized;
     100,000 shares designated as Series
     A Convertible; 50,000 and 100,000
     Series A Convertible shares issued
     and outstanding in 2002 and 2001,
     respectively (aggregate liquidation
     preference of $50,000)                         45,244             81,503

    Stockholders' equity (deficit):
    Class A common stock, $.01 par
     value; 100,000,000 shares
     authorized; 25,519,461 and
     24,788,466 shares issued and

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     outstanding in 2002 and 2001,
     respectively                                      255                248

    Class B common stock, $.01 par
     value; 50,000,000 shares
     authorized; 39,350,000 shares
     issued and outstanding in 2002 and
     2001                                              394                394

    Additional capital                             587,623            545,020
    Accumulated deficit                           (590,417)          (384,328)
    Deferred compensation                                -             (3,448)
    Accumulated other comprehensive loss              (361)              (242)
            Total stockholders' equity
             (deficit)                              (2,506)           157,644
            Total liabilities and
             stockholders' equity
             (deficit)                           $ 258,137          $ 427,358


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